EXHIBIT 10.6

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT

THIS WARRANT IS AN AMENDMENT, MODIFICATION AND RESTATEMENT OF THAT WARRANT DATED MAY 16, 2005 TO PURCHASE 10,260,028 SHARES OF QUEST MINERALS & MINING CORP. COMMON STOCK.


                          QUEST MINERALS & MINING CORP.

                          Amended and Restated Warrant
                          ----------------------------

May 16, 2005                                    No. of Warrant Rights 10,260,028
(amended and restated as of February 14, 2006)

         FOR VALUE RECEIVED, Quest Minerals & Mining Corp. ("Company"), hereby certifies that Professional Traders Fund, LLC ("Buyer), or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing on the date hereof and prior to 5:00 P.M., New York City time, on May 31, 2007 (the "Expiration Date"), 10,260,028 fully paid and nonassessable shares of the Common Stock, par value $0.001, of the Company for a per share purchase price equal to the Per Share Warrant Price, as defined below, thereby resulting in a maximum aggregate purchase price of $513,001.40, subject to adjustment as set forth herein. Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder (as hereinafter defined) are referred to as the "Warrant Shares," the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iii) each right under this Warrant to purchase a share of Common Stock is sometimes referred to herein as a "Warrant Right", (iv) one Warrant Right shall be surrendered for each share of Common Stock purchased hereunder, (v) the price payable hereunder for each of the Warrant Shares, as provided in Sections 1 and 3 hereto, is referred to as the "Per Share Warrant Price," (vi) this Warrant, all identical Warrants (if any) issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants", (vii) the holder of this Warrant is referred to as the "Holder" and (viii) this Warrant shall be exercisable at any time after the date hereof, the date of such exercise being referred to herein as the "Exercise Date"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. All capitalized terms used but not defined herein shall have the same meaning as those set forth in the Unit Purchase Agreement, dated as of February 22, 2005, by and among the Company and the parties listed therein (the "Unit Purchase Agreement").

1.       Exercise of Warrant.
         -------------------

         (a)      Payment Exercise

                  Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during from the Exercise Date to the Expiration Date, by presentation and surrender of this Warrant to the Company at its principal office, together with (a) a properly completed and duly executed notice of exercise using the Form of Payment Exercise attached hereto, which notice shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) a written statement from the Holder (the "Holder's Exercise Statement"), which may be included in the Form of Payment Exercise, stating that (i) the Company has failed to pay when due indebtedness owed by the Company to the Holder or to an affiliate of the Holder ("Indebtedness to Holder") or another event of default has occurred with respect to Indebtedness to Holder (any such failure to pay when due or other event of default being referred to herein as an "Event of Default"), and (ii) upon issuance of the shares of Common Stock for which the attached Warrant is being exercised, a credit will automatically be applied to the Indebtedness to Holder for the payment of the Per Share Warrant Price payable under the Warrant in respect of the number of Warrant Shares being purchased upon exercise of the Warrant. Notwithstanding the foregoing, (A) if the Company gives notice that it intends to make a prepayment of Indebtedness to Holder, then the Holder's Exercise Statement does not have to recite that an Event of Default has occurred, and the occurrence of an Event of Default shall not be required as a condition of such exercise, with respect to a number of shares equal to the amount of such prepayment (including any prepayment premium to be paid with respect thereto) divided by the Per Share Warrant Price (e.g. if the Company is making a prepayment of $100,000 on Indebtedness to Holder and paying a $5,000 prepayment prepayment premium thereon, and if the Per Share Warrant Price is $0.10 per share (i.e. if the Per Share Warrant Price has not previously been adjusted), then this Warrant may be exercised for up to 1,050,000 shares by application of such prepayment to the payment of the Per Share Warrant Price payable hereunder for each of the shares being purchased), and (B) if, after an Event of Default has occurred with respect to Indebtedness to Holder, this Warrant shall continue to be exercisable even if such Indebtedness to Holder is thereafter paid prior to the exercise of this Warrant (in which case the Holder's Exercise Statement does not have to recite that a credit will be applied to the Indebtedness to Holder and the Holder's Exercise Statement shall instead be accompanied by the Per Share Warrant Price for each of the shares being purchased.

         (b)      Per Share Warrant Price

                  Prior to the occurrence of an Event of Default under any Indebtedness to Holder, the Per Share Warrant Price shall be $0.10 per share, and the number of shares that may be purchased shall be one-half of the number set forth in the first paragraph of this Warrant, as adjusted pursuant to
Section 3 below. After the occurrence of any Event of Default under any

Indebtedness to Holder, the Per Share Warrant Price shall be $0.05 per share and the number of shares that may be purchased shall be the entire number set forth in the first paragraph of this Warrant, as adjusted pursuant to Section 3 below. To the extent that the Per Share Warrant Price is changed from $0.10 per share (or such adjusted amount as such $0.10 may have previously been changed to) to $0.05 per share due to the occurrence of an Event of Default, any adjustments that were previously made to the $0.10 per share Per Share Warrant Price shall retroactively be made to the $0.05 Per Share Warrant Price, as if the $0.05 Per Share Warrant Price had been in effect at the time of each such adjustment (and the number of shares for which this Warrant may be exercised shall be adjusted accordingly at the time of such change of the Per Share Warrant Price to $0.05 per share and at the time of each other adjustment, as provided in the Section 3(f) below).

         (c)      Cashless Exercise

                  In lieu of exercising this Warrant in the manner set forth in Subsection l(a) above, the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form at the end hereof, duly executed; provided, however, that Holder may only utilize the Cashless Exercise feature set forth under this Section 1(c) for a maximum of 2,500,000 Warrant Rights and provided further, that no more than 400,000 Warrant Rights shall be exercised by Holder on a Cashless Basis in any fiscal quarter. The number of shares of Common Stock to be issued in exchange for the Warrant will be computed by subtracting the Exercise Price from the closing bid price of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares being exercised pursuant to the Warrant, and dividing by the closing bid price as of the same date.

          (d)     Ownership Limitation

                  Holder shall not effect any exercise of this Warrant and no holder of this Warrant shall have the right to exercise any portion of this Warrant pursuant to Section 1 to the extent that after giving effect to such exercise such Holder (together with such Holder's affiliates) (A) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through exercise of this Warrant or otherwise, in excess of 4.99% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Holder and its affiliates or acquired by a Holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant beneficially owned by such holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each exercise notice submitted by a holder of this note (an "Exercise Notice") shall constitute a representation by the Holder submitting such Exercuse Notice that, after giving effect to such Exercise Notice, (A) the Holder will not beneficially own (as determined in accordance with this Section 1(d) and (B) during the 60-day period ending on and including such exercise date, the Holder will not have acquired, through exercise of this Warrant or otherwise, a number of shares of Common Stock in excess of 4.99% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to exercises of this Warrant by such holder since the date as of which such number of outstanding shares of Common Stock was reported.

2.       Reservation of Warrant Shares.
         -----------------------------

                  The Company agrees that, prior to the Expiration Date, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.       Protection Against Dilution.
         ---------------------------

         (a) If, at any time or from time to time after the date of this Warrant, the Company shall, for no consideration, issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b)), any such nonexcluded event being herein called a "Special Dividend", the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days, immediately prior to the record date for the applicable Special Dividend of the daily 4:00 PM closing bid price of the Common Stock as reported by the NASDAQ or OTCBB system) less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

         (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification, reorganization, recapitalization or similar transaction of the Company of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised the Warrants immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine in good faith the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

         (c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive upon exercise of such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (e) Whenever the Per Share Warrant Price is changed or adjusted as provided in Section 1 or in this Section 3, (i) the number of Warrant Rights evidenced by (and available to be purchased under) this Warrant shall automatically be adjusted by multiplying the previous number of Warrant Rights by a fraction the numerator of which is the Per Share Warrant Price immediately prior to such adjustment and the denominator of which is the Per Share Warrant Price immediately after such adjustment, and (ii) upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

         (f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         (g) The Board of Directors may, at its discretion from time to time, reduce the Per Share Warrant Price or extend the outside date prior to which this Warrant may be exercisable.

4.       Fully Paid Stock; Taxes; Representations and Warranties; Fair Market
         --------------------------------------------------------------------
         Value.
         -----

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor. The Company represents and warrants to the Holder that all of the representations and warranties of the Company in the Unit Purchase Agreement continue to be true and correct on the date of this Warrant. At any time that the Common Stock is not listed or reported on the NASDAQ or OTCBB system, the value per share of the

Common Stock shall be determined for the purposes hereof by an investment banking firm selected by the Company and acceptable to the Holders of a majority of the Warrants, and no transaction or event requiring a determination of such value shall be consummated or permitted by the Company to occur until such value has been determined.

5.       Transferability.
         ---------------

         The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

6.       Loss, etc., of Warrant.
         ----------------------

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.       Warrant Holder Not Shareholders.
         -------------------------------

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof; provided, however, that the Company shall give not less than twenty days written notice to the Holder of any action which would require adjustment of any terms of the Warrant in accordance with Section 3 above.

8.       Communication.
         --------------

         Any notice or other communication under this Warrant shall be effective unless and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent vial facsimile, electronic transmission, overnight courier or hand delivery addressed to:

         If to the Company:

         Quest Minerals & Mining Corp.
         18B 5th Street
         Paterson, NJ 07524
         Telephone:  (973) 684-0075
         Facsimile:  (973) 684-8009
         Attention: Eugene Chiaramonte, Jr.

         If to the Holder, at the Holder's address appearing in the books maintained by the Company.

9.       Headings.
         --------

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.      Applicable Law.
         --------------

         This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.


         IN WITNESS WHEREOF, Quest Minerals & Mining Corp. has caused this Warrant to be signed by its President as of the date set forth above.


QUEST MINERALS & MINING CORP.


By: /s/ EUGENE CHIARAMONTE, JR.
    -------------------------------------
    Eugene Chiaramonte, Jr.
    Vice President

                            FORM OF PAYMENT EXERCISE


             (To be executed upon cash payment exercise of Warrant)


To:      QUEST MINERALS & MINING CORP

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, $.001 par value per share ("Common Stock"), of Quest Minerals & Mining Corp., a Utah corporation (the "Company"). In consideration for this exercise, $___________ shall be credited against the Indebtedness to Holder of the Company, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant.

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:


Dated: ___________________________     _________________________________________
                                       (Name)

                                       _________________________________________
                                       (Address)

         If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated: ___________________________     _________________________________________
                                       (Name)

                                       _________________________________________
                                       NOTE: The above signature should
                                       correspond exactly with the name on the
                                       face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED___________________ hereby sells, assigns and transfers unto ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of ________________

Dated: ___________________________     Signature:_______________________________

                                       Address:_________________________________



                               PARTIAL ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED ____________________hereby assigns and transfers unto ____________________ the right to purchase ______________ shares of the
Common Stock of ________________ by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Quest Minerals & Mining Corp.

Dated: ___________________________     Signature:_______________________________

                                       Address:_________________________________



                         CASHLESS EXERCISE SUBSCRIPTION
                         ------------------------------

         The undersigned _______________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Quest Minerals & Mining Corp. as are issuable in accordance with the formula set forth in Section l(c) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.

Dated: ___________________________     Signature:_______________________________

                                       Address:_________________________________